Exhibit 1.1
DISTRIBUTION AGREEMENT
October 30, 2026
StoneX Financial Inc.
230 Park Ave, 10th Floor
New York, New York 10169
Ladies and Gentlemen:
Porch Insurance Reciprocal Exchange, a Texas unincorporated reciprocal inter-insurance exchange managed and operated by a wholly owned subsidiary of the Company as the attorney-in-fact (the “Reciprocal”) and Porch Group, Inc., a Delaware corporation (the “Company”), each confirms its agreement with StoneX Financial Inc., as agent (“You” or the “Agent”), with respect to (i) the offer and sale from time to time by the Reciprocal, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of up to 10,000,000 shares (the “Maximum Number of Reciprocal Shares”) of Common Stock, $0.0001 par value per share (the “Common Stock”), of the Company, such Common Stock previously issued by the Company and owned and held by the Reciprocal (the “Reciprocal Shares”), on the terms set forth in Section 1 of this Agreement and (ii) the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Agreement, of up to 5,000,000 shares (the “Maximum Number of Company Shares” and, together with the Maximum Number of Reciprocal Shares, the “Maximum Number of Shares”) of Common Stock to be newly-issued by the Company (the “Company Shares”) on the terms set forth in Section 2 of this Agreement. The Company Shares and the Reciprocal Shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.
The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-299730) (the “Registration Statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such Registration Statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. The Company meets the requirements for use of Form S-3 under the Act. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agent, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus, dated October 30, 2026, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus;

“Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agent in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 5(b). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.
The Reciprocal, the Company and the Agent agree as follows:
1.Offer and Sale by the Reciprocal.
(a)Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company and the Reciprocal provide the Agent with any due diligence materials and information reasonably requested by the Agent necessary for the Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Reciprocal, the Reciprocal and the Agent shall enter into an agreement in accordance with Section 3 hereof regarding the number of Reciprocal Shares to be placed by the Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as a “Reciprocal Agency Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate number of Shares offered and sold pursuant to this Agreement equals the Maximum Number of Shares and (y) any termination of this Agreement pursuant to Section 11, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the Nasdaq Stock Market.
(b)Subject to the terms and conditions set forth below, the Reciprocal appoints the Agent as agent in connection with the offer and sale of Reciprocal Shares in any Reciprocal Agency Transactions entered into hereunder. The Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Reciprocal Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Reciprocal nor the Agent shall have any obligation to enter into a Reciprocal Agency Transaction. The Reciprocal shall be obligated to offer and sell through the Agent only with respect to any Reciprocal Agency Transaction entered into hereunder, and the Agent shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices, and as provided herein and in the applicable Transaction Acceptance, to place Reciprocal Shares only if and when the Reciprocal makes a Transaction Proposal to the Agent related to such Reciprocal Agency Transaction and a Transaction Acceptance related to such Reciprocal Agency Transaction has been delivered to the Reciprocal by the Agent as provided in Section 3 below. For the avoidance of doubt, nothing shall require the Reciprocal to sell any or all of its shares of Common Stock through the Agent or pursuant to this Agreement, and the Reciprocal shall be free to sell, transfer or otherwise dispose of Reciprocal Shares held by it through any other means or for any other purpose not prohibited by applicable law.
(c)The Agent, as agent in any Reciprocal Agency Transaction, hereby covenants and agrees not to make any sales of the Reciprocal Shares on behalf of the Reciprocal pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Reciprocal Shares on behalf of the Reciprocal in its capacity as agent of the Reciprocal as shall be agreed by the Reciprocal and the Agent in writing.
(d)If Reciprocal Shares are to be sold in a Reciprocal Agency Transaction in an At the Market Offering, the Agent will confirm in writing to the Reciprocal the number of Reciprocal Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 3(b) below) no later than the opening of trading on the immediately following Exchange Business Day.
(e)If the Reciprocal shall default on its obligation to deliver Reciprocal Shares to the Agent pursuant to the terms of any Reciprocal Agency Transaction, other than as a result of bad faith or willful misconduct of the Agent, the Reciprocal shall (i) indemnify and hold harmless the Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and reasonable and documented expenses arising from or as a result of such default by the Reciprocal and (ii) notwithstanding any such default, pay to the Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 3(b) below.

(f)The Reciprocal acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling the Reciprocal Shares, (ii) the Agent shall incur no liability or obligation to the Reciprocal or any other person or entity if it does not sell Reciprocal Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Reciprocal Shares in accordance with the terms of this Agreement, and (iii) the Agent shall be under no obligation to purchase Reciprocal Shares on a principal basis pursuant to this Agreement.
2.Issuance and Sale by the Company.
(a)Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the Agent with any due diligence materials and information reasonably requested by the Agent necessary for the Agent to satisfy its due diligence obligations, on any Exchange Business Day selected by the Company, the Company and the Agent shall enter into an agreement in accordance with Section 3 hereof regarding the number of Company Shares to be placed by the Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as a “Company Agency Transaction”, and together with any Reciprocal Agency Transaction, the “Agency Transactions”).
(b)Subject to the terms and conditions set forth below, the Company appoints the Agent as agent in connection with the offer and sale of Company Shares in any Company Agency Transactions entered into hereunder. The Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Company Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance. Neither the Company nor the Agent shall have any obligation to enter into a Company Agency Transaction. The Company shall be obligated to offer, issue and sell through the Agent, and the Agent shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Company Shares only if and when the Company makes a Transaction Proposal to the Agent related to such a Company Agency Transaction and a Transaction Acceptance related to such Company Agency Transaction has been delivered to the Company by the Agent as provided in Section 3 below.
(c)The Agent, as agent in any Company Agency Transaction, hereby covenants and agrees not to make any sales of the Company Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an At the Market Offering and (B) such other sales of the Company Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Agent in writing.
(d)If Company Shares are to be sold in a Company Agency Transaction in an At the Market Offering, the Agent will confirm in writing to the Company the number of Company Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price

(as each of such terms is defined in Section 3(b) below) no later than the opening of trading on the immediately following Exchange Business Day.
(e)If the Company shall default on its obligation to deliver Company Shares to the Agent pursuant to the terms of any Company Agency Transaction, other than as a result of bad faith or willful misconduct of the Agent, the Company shall (i) indemnify and hold harmless the Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and reasonable and documented expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to the Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 3(b) below.
(f)The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling the Company Shares, (ii) the Agent shall incur no liability or obligation to the Company or any other person or entity if it does not sell Company Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Company Shares in accordance with the terms of this Agreement, and (iii) the Agent shall be under no obligation to purchase Company Shares on a principal basis pursuant to this Agreement.
3.Transaction Acceptances.
(a)Either the Company or the Reciprocal, as applicable, may, from time to time during the Term, propose to the Agent that it enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to the Agent by telephone or by email from any of the individuals listed as an authorized representative of the Company or the Reciprocal, as applicable, on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If the Agent agrees to the terms of such proposed Agency Transaction or if the proposing party and the Agent mutually agree to modified terms for such proposed Agency Transaction, then the Agent shall promptly deliver to the Company or the Reciprocal, as applicable, by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the proposing party and the Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company or the Reciprocal, as applicable, and the Agent. Each Transaction Proposal shall specify:
(i)the Exchange Business Day(s) on which the applicable Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);
(ii)the maximum number of Company Shares or Reciprocal Shares, as applicable, to be sold by the Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company or the Reciprocal, as applicable, and the Agent and documented in the relevant Transaction Acceptance; and
(iii)the lowest price, if any, at which the Company or the Reciprocal, as applicable, is willing to sell the applicable Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”).
A Transaction Proposal by either the Company or the Reciprocal, as applicable, shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously sold or to be sold by the Company or the Reciprocal, as applicable, pursuant to pending Transaction Acceptances (if any) hereunder, results or could result in a total number of shares that exceeds the Maximum Number of Company Shares or Maximum Number of Reciprocal Shares, as applicable, nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or the applicable governing body of the Reciprocal, as applicable, or, if permitted by applicable law and the applicable governing documents, a duly authorized committee thereof. Each of the Company and the Reciprocal shall have responsibility for maintaining records with respect to the aggregate number of Shares sold by it and for ensuring that the aggregate number of Shares offered and sold by it does not exceed, and the price at which any Shares are offered or sold by it is not lower than, the aggregate number of Shares and the minimum price authorized from time to time by the Company’s board of directors or the applicable governing body of the Reciprocal, as applicable, or, if permitted by applicable law and the applicable governing documents, a duly authorized committee thereof, and the Company shall have responsibility for otherwise monitoring the availability of Shares for sale under the Registration Statement. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the Agent to the Company or the Reciprocal, as applicable, the latest Transaction Acceptance shall govern any sales of applicable Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company or the Reciprocal, as applicable, of the latest applicable Transaction Acceptance. The Company or the Reciprocal, as applicable, or the Agent may, upon notice to the other such party by either email (with receipt confirmed by telephone or appropriate, non-automated email) or telephone (confirmed promptly by e-mail), suspend or terminate the offering of the applicable Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the applicable Shares sold hereunder prior to the giving of such notice. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that the applicable Shares shall be sold on more than one Purchase Date, then the Company or the Reciprocal, as applicable, and the Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.
(b)The Purchase Date(s) in respect of the applicable Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed in writing between the Company or the Reciprocal, as applicable, and the Agent, the Agent’s commission for any Shares sold through the Agent pursuant to this Agreement shall be 1.5% of the actual sales price of such Shares (the “Gross Sales Price”). Notwithstanding the foregoing, in the event the Company or the Reciprocal, as applicable, engages the Agent for a sale of Shares in a Company Agency Transaction or Reciprocal Agency Transaction, as applicable, that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company or the Reciprocal, as applicable, will provide the Agent, at the Agent’s request and upon reasonable advance notice to the Company or the Reciprocal, as applicable, on or prior to the Settlement Date the opinion of counsel, accountants’ letters and officers’ certificates pursuant to Section 9 hereof, each dated the Settlement Date, and such other documents and information as the Agent shall reasonably request, and the Company or the Reciprocal, as applicable, and the Agent will agree to compensation that is customary for the Agent with respect to such transaction. The Gross Sales Price less the Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein as the “Net Sales Price.”
(c)Payment of the Net Sales Price for Shares sold by the Company or the Reciprocal, as applicable, on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company or the Reciprocal, as applicable, by wire transfer of immediately available funds to the account of the Company or the Reciprocal, as applicable, (which the Company or the Reciprocal, as applicable, shall provide to the Agent at least one Exchange Business Day prior to the applicable Settlement Date (as defined below)) against delivery of such Shares to the Agent’s account, or an account of the Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company or the Reciprocal, as applicable, and the Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the first Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company or the Reciprocal, as applicable, and the Agent) following each Purchase Date (each, a “Settlement Date”).
(d)If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the Agent thereafter determines and notifies the Company or the Reciprocal, as applicable, that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor

Price, then the Company or the Reciprocal, as applicable, shall not be obligated to issue, offer and sell or offer and sell, as applicable, through the Agent, and the Agent shall not be obligated to place, the applicable Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company or the Reciprocal, as applicable, and the Agent otherwise agree in writing.
(e)If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement or any Transaction Acceptance shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the Agent.
(f)Notwithstanding any other provision of this Agreement, neither the Company nor the Reciprocal shall offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement and, by notice to the Agent given by either email (with receipt confirmed by telephone or appropriate, non-automated email) or telephone (confirmed promptly by email), the Company or the Reciprocal, as applicable, shall cancel any instructions for the offer or sale of any Shares, and the Agent shall not be obligated to offer or sell any Shares, (i)  during any period in which either of the Company or the Reciprocal, as applicable, is, or could be deemed to be, in possession of material non-public information concerning the Company (such information, for the avoidance of doubt, including information concerning the Reciprocal or any of its subsidiaries that is material to the Company), or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.
(g)Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance, offer and sale of, and the Reciprocal shall not authorize the offer and sale of, and the Agent, as sales agent, shall not be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate gross or Net Sales Price in excess of the number or aggregate gross or Net Sales Price, as the case may be, authorized from time to time to be issued and sold under this Agreement, in each case by the Company’s or the Reciprocal’s, as applicable, governing body or, if permitted by applicable law and the applicable governing documents, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares registered for issuance and sale, as applicable, on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.
4.Conflicted Transactions. The Agent may only sell Company Shares or Reciprocal Shares, as applicable, of either the Company or the Reciprocal, but not both, at any given time pursuant to this Agreement. The Company or the Reciprocal, as applicable, for which an Agency Transaction is then in effect pursuant to an outstanding Transaction Acceptance shall be referred to as the “Current Selling Party,” and the other party shall be referred to as the “Non-Current Selling Party.” If the Non-Current Selling Party delivers a Transaction Proposal while a Transaction Acceptance remains in effect with respect to the Current Selling Party, the Current Selling Party may notify the Agent that it wishes to suspend or terminate sales pursuant to its outstanding Transaction Acceptance, in which case the Agent shall cease effecting sales of Shares on behalf of the Current Selling Party and such Transaction Acceptance shall be deemed terminated with respect to any future sales of Shares, without affecting the parties’ respective obligations with respect to Shares sold prior to such termination, and the Agency Transaction contemplated by the Non-Current Selling Party’s Transaction Proposal shall become effective only upon delivery by the Agent of a Transaction Acceptance in accordance with Section 3(a). If the Current Selling Party does not so notify the Agent, the Non-Current Selling Party's Transaction Proposal shall not become effective until all sales under the Current Selling Party’s outstanding Transaction Acceptance have concluded or have otherwise been terminated, and in any event only upon delivery by the Agent of a Transaction Acceptance in accordance with Section 3(a). If no Agency Transaction is then in effect, the party that first delivers a Transaction Proposal that is accepted by the Agent shall be the Current Selling Party.
5.Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the Agent, on and as of (i) the date hereof, (ii) each date on which the Company or the Reciprocal, as applicable, receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each Time of Sale (as defined in Section 5(a)), (iv) each Settlement Date and (v) each Bring-Down Delivery Date (as defined in Section 9(b)) (each such date listed in (i) through (v), a “Representation Date”), as follows:
(a)The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission and became effective automatically upon filing pursuant to Rule 462(e) under the Act not earlier than three years prior to the date hereof; there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement, or any post-effective amendment thereto, pursuant to Rule 401(g)(2) under the Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information concerning the Agent and furnished in writing by or on behalf of the Agent expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 12(b)). As used herein, “Time of Sale” means with respect to each offering of Shares pursuant to this Agreement, the time of the Agent’s initial entry into contracts with investors for the sale of such Shares.
(b)Prior to the execution of this Agreement, the Company has not, directly or indirectly, issued, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Agent, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus. Any such free writing prospectus relating to the Shares consented to by the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement and this Agreement and is not an “ineligible issuer” and was as of each such eligibility date and is a “well-known seasoned issuer” (each as defined in Rule 405 under the Act), including (A) at the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act. The Company has paid or, no later than the business day after the date of this Agreement, will pay, the registration fee for the offering of the Maximum Number of Shares pursuant to Rule 457 under the Act.
(c)The Incorporated Documents, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed during the Term and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(d)The consolidated financial statements of the Company, including the related schedules, if any, and notes thereto, included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act, the Exchange Act and the rules and regulations of the Commission thereunder and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries and variable interest entities, including the Reciprocal and its subsidiaries, as of the dates indicated, and the consolidated results of operations and changes in financial position of the Company and its subsidiaries and variable interest entities, including the Reciprocal and its subsidiaries, for the periods specified. Such financial statements have been prepared in conformity with the accounting principles generally accepted in the United States (“GAAP”) as in effect during each such period, in each case applied on a consistent basis throughout the periods involved (except as otherwise set forth in such statements). No other financial statements, supporting schedules or pro forma financial information are required by the Act, the Exchange Act or Regulation S-X to be included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus that have not been so included or incorporated by reference. The selected financial information of the Company and its consolidated subsidiaries and variable interest entities, including the Reciprocal and its subsidiaries, included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited or unaudited, as applicable, consolidated financial statements included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus from which such information was derived, except as noted therein. Any unaudited pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus will be prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and pro forma adjustments used therein are appropriate to give effect to the facts and circumstances referred to therein; and all disclosures contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) have been presented in good faith and with a reasonable basis for such measures.
(e)Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, (i) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options issued under, and the grant of options and awards under, equity incentive plans described in the Registration Statement and the Prospectus or the issuance of Shares pursuant to this Agreement) or short-term debt or long-term debt (except for borrowings and the repayment of borrowings in the ordinary course of business) of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than regularly scheduled cash dividends in amounts that are consistent with past practice), or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; provided, however, that clause (iii) shall not include catastrophe losses incurred by the Reciprocal or its subsidiaries under insurance policies issued or assumed by any of them in the course of its or their business.
(f)The Company and its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Company Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K incorporated by reference in the Registration Statement. For the avoidance of doubt, for purposes of determining whether a Company Material Adverse Effect has occurred, the consolidated financial results and financial condition of the Company shall include the Reciprocal and its subsidiaries to the extent consolidated with the Company in accordance with GAAP.
(g)The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and the statutory surplus and other regulatory capital information concerning the Reciprocal included or incorporated by reference therein is fairly presented in all material respects in accordance with applicable statutory accounting principles and regulatory requirements as of the dates indicated; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no outstanding rights (including, without limitation, pre-emptive or similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company or any of its subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company and the Company’s charter and by-laws conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are (except as otherwise described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus), owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
(h)With respect to the stock options (the “Company Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Company Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Company Stock Option was duly authorized no later than the date on which the grant of such Company Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in all material respects in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company's filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Company Stock Options prior to, or otherwise coordinating the grant of Company Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
(i)This Agreement has been duly authorized, executed and delivered by the Company.
(j)The Company Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the description thereof in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus; and the issuance and sale of the Shares are not and will not be subject to any preemptive or similar rights. Upon issuance and delivery of the Company Shares against payment therefor as provided herein, the Agent will acquire such Company Shares free and clear of any liens, encumbrances, security interests or adverse claims.
(k)The Company has full right, power and authority to execute and deliver this Agreement and perform its obligations hereunder, including the Company’s issuance, sale and delivery of the Shares as provided herein; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. Porch Risk Management Services LLC, a wholly owned subsidiary of the Company, has been duly appointed and is authorized to act as attorney-in-fact for the Reciprocal in connection with the execution, delivery and performance of this Agreement, including the authorization of sales of Reciprocal Shares and the delivery of Transaction Proposals, and such appointment and authority are valid and in full force and effect.
(l)This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.
(m)Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or bylaws or other Organizational Documents (as defined below), (ii) in violation or default of any law or statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults or violations as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As used herein, the term “Organizational Documents” means, (i) with respect to a corporation, its charter and by-laws, (ii) with respect to a limited or general partnership, its partnership agreement and certificate of partnership (or similar document), (iii) with respect to a limited liability company, its limited liability company agreement and certificate of limited liability company (or similar document), and (iv) with respect to any other entity, its similar organizational documents.
(n)The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Company Shares, the compliance by the Company with the terms hereof and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or other Organizational Documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, having jurisdiction over the Company or its subsidiaries, as applicable, except, in the case of clauses (i) and (iii) above, for any such conflicts, breaches, violations or defaults, liens, charges or encumbrances that would not, individually or in the aggregate, have a Company Material Adverse Effect.
(o)No consent, filing, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental, regulatory authority or similar body (including any insurance regulatory authority) is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Company Shares, compliance by the Company with the terms of this Agreement and the consummation of the transactions contemplated by this Agreement, except for those that have been made or obtained, except as may be required by and made in accordance with or obtained under state securities laws or regulations, and except for such filings of Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein as may be required by the Act or the Exchange Act from time to time, and except for such filings as the Exchange may require from time to time.
(p)Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits, or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Company Material Adverse Effect; to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened by any governmental or regulatory authority or by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits, or proceedings that are required under the Act or the Exchange Act to be described in the Registration Statement or the Prospectus or any document incorporated by reference therein that are not so described as required and (ii) there are no statutes, regulations or contracts or other documents that are required under the Act or the Exchange Act to be filed as exhibits to the Registration Statement or any document incorporated by reference therein or described in the Registration Statement or the Prospectus or any document incorporated by reference therein that are not so filed as exhibits or so described as required.
(q)Grant Thornton LLP, whose report on the consolidated financial statements of the Company and its consolidated subsidiaries and variable interest entities is included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (“PCAOB”) and as required by the Act. Each other independent registered public accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries or other appropriate entity, as applicable, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Act.
(r)Except as otherwise set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and (ii) could not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
(s)Each of the Company and each of its subsidiaries (A) owns or possesses valid and sufficient rights to use all Intellectual Property used in or reasonably necessary for the conduct of its business as currently conducted, and (B) exclusively owns all Intellectual Property owned or purported to be owned by such entity (in the case of (B), “Company Intellectual Property”), free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For the purpose of this Agreement, “Intellectual Property” means all intellectual property and proprietary rights of any kind arising in any jurisdiction of the world, including in or with respect to any patents (together with any reissues, continuations, continuations-in-part, divisionals, renewals, extensions, counterparts and reexaminations thereof), patent applications (including provisional applications), discoveries and inventions; trademarks, service marks, trade dress, trade names, logos, Internet domain names, social media identifiers and accounts and other indicia of origin and any registrations and applications and goodwill associated with any of the foregoing, as applicable (“Trademarks”); rights in published and unpublished works of authorship, whether copyrightable or not, including software and firmware (whether in object code or source code), website content, data, designs, databases, integrated circuits and integrated circuit masks, electronic, electrical, and mechanical equipment, and all other forms of technology, and related documentation, and copyrights, mask work rights and all registrations and applications therefor; trade secrets, know-how and other confidential or proprietary information, including systems, procedures, methods, technologies, algorithms, designs, data, unpatentable discoveries and inventions and any other information meeting the definition of a trade secret under the Uniform Trade Secrets Act or similar laws (“Trade Secrets”) and other technology and intellectual property rights, including the right to sue for past, present and future infringement, misappropriation or dilution of any of the foregoing.
(t)Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the conduct of the Company’s and its subsidiaries’ respective businesses has not violated, infringed, misappropriated or conflicted with any Intellectual Property rights of others, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others. To the knowledge of the Company, there are no third parties who have or will be able to establish ownership rights or rights to use any Company Intellectual Property, except for the non-exclusive licenses granted under the Company Intellectual Property to customers or strategic or channel partners to use the Company Intellectual Property in the ordinary course, consistent with past practice. All material Company Intellectual Property registered with, issued by or the subject of a pending application before the U.S. Patent and Trademark Office or any other similar governmental agency is subsisting and, to the knowledge of the Company, valid and enforceable. There is no pending, or to the Company’s knowledge, threatened, action, suit, proceeding or claim by others (A) challenging the validity, enforceability or scope of any Company Intellectual Property, or any right in or ownership of or by the Company or any of its subsidiaries of any Intellectual Property, (B) that the Company or any of its subsidiaries violates, infringes, misappropriates or conflicts with any Intellectual Property or other proprietary rights of others or (C) alleging that a third party violates, infringes, misappropriates or conflicts with any of the Company Intellectual Property, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Company’s knowledge, (1) no party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Company Intellectual Property and (2) no Intellectual Property has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligations binding on the Company or any of its subsidiaries, or otherwise in violation of the rights of any persons.

(u)Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (A) the Company and its subsidiaries have taken reasonable steps necessary to secure its or their interests in the Intellectual Property developed by their employees, consultants, agents and contractors in the course of their employment with or service to the Company, including the execution of valid present Intellectual Property assignment and non-disclosure agreements for the benefit of the Company and its subsidiaries by such employees, consultants, agents and contractors, (B) no government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties is or was used in the development of any Company Intellectual Property, and no governmental agency or body, university, college, other educational institution or research center has any claim, option or right in or to any Company Intellectual Property and (C) the Company and its subsidiaries have taken reasonable steps in accordance with standard industry practice to maintain the confidentiality of all material Trade Secrets owned, used or held for use by the Company or any of its subsidiaries (including all proprietary source code), including by executing industry standard confidentiality agreements (including agreements with the Company or any of its subsidiaries’ employees, consultants, agents and contractors) and, to the Company’s knowledge, no such agreement has been breached or violated in a way that would materially impact the Company’s or any of its subsidiaries’ businesses.
(v)Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its subsidiaries have ensured that all software (including source code) and other materials that are distributed under a “free,” “open source,” or similar licensing model (including the GNU General Public License, GNU Lesser General Public License, GNU Affero General Public License, New BSD License, MIT License, Apache License, Apache 2.0 License, Common Public License and other licenses approved as Open Source licenses under the Open Source definition under the Open Source Initiative at opensource.org/) (“Open Source Materials”) and that are used by the Company or any of its subsidiaries are used in compliance with all license terms applicable to such Open Source Materials. Neither the Company nor any of its subsidiaries has used or distributed, or otherwise made available for remote interaction, any Open Source Materials (or any software that links to Open Source Materials) in a manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any products or services of the Company or any of its subsidiaries, or any software code or other technology owned or purported to be owned or used by the Company or any of its subsidiaries, or (B) any products or services of the Company or any of its subsidiaries, or any software code or other technology owned or purported to be owned or used by the Company or any of its subsidiaries, to be (I) disclosed or distributed in source code form, (II) licensed for the purpose of making derivative works, or (III) redistributed at no charge or minimal charge, except in the case of clause (A) or (B), such as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(w)The Company and its subsidiaries (A) have operated for the last three years and currently operate their respective businesses in a manner compliant in all material respects with all material applicable (1) federal, state, local and international laws, regulations and industry standards, (2) contractual obligations and (3) Company policies, whether internal or publicly available (collectively, “Privacy and Data Security Requirements”) related to the collection, access, use, modification, processing, security handling, transfer, transmission, storage, disclosure and/or disposal of any information that identifies or could reasonably identify an individual (“Personal Information”), (B) have implemented a commercially reasonable written information security program designed to comply in all material respects with all applicable Privacy and Data Security Requirements and (C) have required and currently require all third parties to whom they disclose any such Personal Information to use reasonable measures to maintain the privacy and security of such Personal Information. Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, to the knowledge of the Company, there has been no loss or unauthorized access, use, disclosure, modification or breach of security of personal data of a customer, employee or third party maintained by or on behalf of the Company and its subsidiaries that would reasonably be expected to have a Company Material Adverse Effect and to the knowledge of the Company neither the Company nor its subsidiaries are the subject of any material written complaint, claim, inquiry, investigation or enforcement action by any relevant government entity involving the Company or its subsidiaries’ compliance with Privacy and Data Security Requirements. The Company and its subsidiaries are presently in material compliance with all applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the security of the IT Systems (as defined below) and the protection of the IT Systems from unauthorized use, access, misappropriation or modification.
(x)Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases owned, used or held for use by the Company and its subsidiaries (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted and to the knowledge of the Company, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants or malicious code and (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies and procedures and safeguards, designed to maintain and protect their material confidential information and the integrity, availability and security of all IT Systems. Except in each case as would not reasonably be expected to have a Company Material Adverse Effect, there have been (x) no breaches or outages of such IT Systems, except for those that have been remedied without material cost or liability, and (y) no material incidents, events or conditions under internal review or investigations relating to any such outage or any actual or suspected breach.
(y)No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in any Permitted Free Writing Prospectus.

(z)The Company is not and, immediately after giving effect to the issuance, offering and sale of the Company Shares and the application of the net proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Company will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(aa)The Company and its subsidiaries have paid all federal, state, local and foreign taxes required to be paid and filed all tax returns required to be filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
(bb)The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Company Material Adverse Effect; and except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.
(cc)Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) each subsidiary of the Company that is required to be organized and licensed as an insurance company or reinsurer (each, an “Insurance Subsidiary,” and collectively the “Insurance Subsidiaries”) is duly organized and licensed as an insurance company in the jurisdiction in which it is chartered or organized and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; (ii) the Company and each Insurance Subsidiary has made all required filings under applicable insurance company statutes and has filed all notices, reports, documents or other information required to be filed thereunder; and (iii) the Company and each Insurance Subsidiary has all other necessary authorizations, approvals, orders, consents, licenses, certificates, permits, registrations and qualifications, of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.
(dd)To the knowledge of the Company, no Insurance Subsidiary has received any notice from any of the other parties to any material reinsurance treaties, contracts, agreements or arrangements to which any of the Insurance Subsidiaries is a party that such other party intends not to perform its obligations thereunder, except to the extent that such nonperformance would not reasonably be expected to have a Company Material Adverse Effect.
(ee)No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Company Material Adverse Effect.
(ff)(i) The Company and its subsidiaries (a) are, and, to the Company’s knowledge, at all prior times were, in compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders, the common law and other legally enforceable requirements relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matters, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and (iii) except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.
(gg)There has been no storage, generation, transportation, use, handling, treatment, Release or, to the Company’s knowledge, threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the

Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.
(hh)(i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or, to the

Company’s knowledge, is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.
(ii)The Company and its subsidiaries maintain an effective system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company and its subsidiaries; such disclosure controls and procedures have been designed to ensure that information relating to the Company and its subsidiaries that is required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known to the Company’s principal executive officer and principal financial officer or officers, as appropriate, by others within those entities within the time periods specified by the Commission to allow timely decisions regarding disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(jj)Except as disclosed in the Registration Statement, Prospectus and any Permitted Free Writing Prospectus, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed in the Prospectus and any Permitted Free Writing Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting. The Company’s principal executive officer and principal financial officer have made the required disclosures to the Company’s independent registered public accounting firm and the Audit Committee in connection with the certifications required under Rule 13a-14(a) of the Exchange Act.
(kk)Except as disclosed in the Registration Statement, Prospectus and any Permitted Free Writing Prospectus, since the date of the latest audited financial statements included in the

Registration Statement, Prospectus and any Permitted Free Writing Prospectus, there has been no change in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.
(ll)The Registration Statement and the documents incorporated by reference therein include and incorporate by reference all interactive data in eXtensible Business Reporting Language (“XBRL Data”) required to be included therein; and the XBRL Data included or incorporated by reference in the Registration Statement or the documents incorporated by reference therein fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(mm)The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably believes is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect, and none of the Company or any of its subsidiaries has received notice from any insurer that material capital improvements or other expenditures are required to continue such insurance coverage or has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or obtain comparable coverage at commercially reasonable rates, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(nn)Neither the Company nor any of its subsidiaries nor any director or officer thereof, nor, to the knowledge of the Company, any employee, agent, affiliate or other person while “associated with” (as that term is defined in the Bribery Act 2010 of the United Kingdom) or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense or taken any act in furtherance thereof; (ii) made, offered, promised or authorized any direct or indirect unlawful payment or benefit to any foreign or domestic government official, employee or agent, including those acting on behalf of any government instrumentality such as government-owned or controlled entities, or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (hereinafter, the “Anti-Bribery and Anti-Corruption Laws”). The Company, its subsidiaries and its controlled affiliates have conducted their businesses in compliance with, and have instituted and maintain, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with the Anti-Bribery and Anti-Corruption Laws and with the representations and warranties contained herein. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering of the Company Shares hereunder in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the Anti-Bribery and Anti-Corruption Laws.

(oo)The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with the requirements of applicable anti-money laundering laws (including applicable financial recordkeeping and reporting requirements), including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(pp)None of the Company, any of its subsidiaries or any director, or officer thereof nor, to the knowledge of the Company, any employee, agent or affiliate or any of its subsidiaries is (A) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, but not limited to, Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran and North Korea, collectively, the “Sanctioned Jurisdictions”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (x) to fund or facilitate any activities of or business with any person or in any country or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions, or to fund or facilitate any activities of or business in any Sanctioned Jurisdiction, or (y) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not knowingly engage in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction.
(qq)Except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(rr)Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
(ss)No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the offering, issuance or sale of the Shares.
(tt)Neither the Company nor any subsidiary or, to the knowledge of the Company, affiliate of the Company has taken nor will the Company or any subsidiary or affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(uu)The application of the proceeds received by the Company from the issuance, sale and delivery of the Company Shares as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(vv)There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(ww)No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(xx)Nothing has come to the attention of the Company that has caused the Company to believe that any statistical and market-related data included or incorporated by reference in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(yy)All of the Shares that have been or may be sold under this Agreement have been approved for listing, subject only to official notice of issuance, on the Exchange.
(zz)The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101 (c)(1) thereunder.
(aaa)Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Company and its subsidiaries, (A) are in compliance with all applicable laws, rules, regulations, and regulatory capital requirements or court decrees relating to the business of the Company as currently conducted, including, but not limited to, the Telephone Consumer Protection Act of 1991, the Telemarketing Sales Rule, the CAN-SPAM Act, Section 5 of the Federal Trade Commission Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Gramm-Leach-Bliley Act, state financial privacy laws or regulations, such as Washington Administrative Code Title 284-04 (Privacy of Consumer Financial and Health Information), the Fair Credit Reporting Act, the Red Flags Rule, state privacy laws, such as the California Consumer Privacy Act, state cybersecurity laws and regulations, including the New York Department of Financial Services’ Cybersecurity Regulation, industry standards such as the Payment Card Industry Data Security Standard, federal and state insurance laws and regulations and other insurance and consumer protection rules and regulations (such applicable laws, rules and regulations, the “Regulatory Laws”), (B) have received all federal and state permits, licenses and other approvals required of them under applicable Regulatory Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except to the extent such failures under (A), (B) or (C) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(bbb)Any certificate signed by any officer, general partner, managing member or other authorized representative of the Company or any subsidiary of the Company and delivered to the Agent or to counsel to the Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.
(ccc)Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). Neither the Company nor any of its subsidiaries have any joint ventures that engage in or plan to engage in any Covered Activity. Neither the Company nor any of its subsidiaries, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.
(ddd)The definitive agreement relating to the Company’s previously announced acquisition of the Allied Trust businesses (the “Acquisition Agreement,” and the transactions contemplated thereby, the “Acquisition”), as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, have been duly authorized, executed and delivered by the Company and its subsidiaries party thereto and, to the knowledge of the Company, constitute valid and binding obligations of the parties thereto, enforceable against them in accordance with their respective terms, subject to customary bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights generally and general principles of equity. The Acquisition Agreement is in full force and effect and has not been terminated or materially amended, modified or waived, except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. The Company has not received written notice of any material breach or default under any Acquisition

Agreement, except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. The descriptions of the Acquisition and the material terms of the Acquisition Agreement contained or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are accurate in all material respects.
(eee)All historical financial statements of the businesses acquired or to be acquired in connection with the Acquisition, and all pro forma financial information relating to the Acquisition, in each case required to be included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus pursuant to the Act, the Exchange Act and Regulation S-X under the Act, have been included or incorporated by reference therein to the extent and at the times required by applicable law, and such financial statements and pro forma financial information comply in all material respects with the applicable requirements of the Act, the Exchange Act and Regulation S-X under the Act.
6.Representations, Warranties and Agreements of the Reciprocal. The Reciprocal represents and warrants to, and agrees with, the Agent, on and as of the Representation Dates (as defined in Section 5), as follows:
(a)The Reciprocal and its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, statutory surplus, regulatory capital, results of operations or prospects of the Reciprocal and its subsidiaries taken as a whole or on the performance by the Reciprocal of its obligations under this Agreement (a “Reciprocal Material Adverse Effect”).
(b)This Agreement has been duly authorized, executed and delivered by the Reciprocal.
(c)The Reciprocal Shares to be sold by the Reciprocal hereunder have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and the sale of such Reciprocal Shares by the Reciprocal is not and will not be subject to any preemptive or similar rights. The Reciprocal has, and immediately prior to each sale of Reciprocal Shares by it hereunder will have, good and valid title to such Reciprocal Shares, free and clear of all liens, pledges, equities, encumbrances, security interests and adverse claims, and is the sole record or beneficial owner thereof, and has full right, power and authority to sell, transfer and deliver such Reciprocal Shares pursuant to this Agreement. Such Reciprocal Shares are not subject to any lock-up agreement, voting agreement, pledge arrangement or other contractual restriction that would prohibit or materially impair the sale, transfer or delivery thereof as contemplated hereby, other than restrictions imposed by applicable securities laws or as described in the Registration Statement and the Prospectus.

(d)The Reciprocal has full right, power and authority to execute and deliver this Agreement and perform its obligations hereunder, including the Reciprocal’s offer, sale and delivery of the Reciprocal Shares as provided herein; and all action required to be taken for the due and proper authorization, execution and delivery by the Reciprocal of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. Porch Risk Management Services LLC has been duly appointed and is authorized to act as attorney-in-fact for the Reciprocal in connection with the execution, delivery and performance of this Agreement, including the authorization of sales of Reciprocal Shares by the Reciprocal and the delivery of Transaction Proposals, and such appointment and authority are valid and in full force and effect.
(e)Neither the Reciprocal nor any of its subsidiaries is (i) in violation of its certificate of incorporation or bylaws or other Organizational Documents, (ii) in violation or, as relevant, default of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Reciprocal or any of its subsidiaries or any of their properties, or (iii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Reciprocal Material Adverse Effect.
(f)The execution, delivery and performance by the Reciprocal of this Agreement, the sale of the Reciprocal Shares by the Reciprocal, the compliance by the Reciprocal with the terms hereof and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the termination, modification or acceleration of any obligation under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Reciprocal or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Reciprocal or any of its subsidiaries is a party or by which the Reciprocal or any of its subsidiaries is bound or to which any of the property or assets of the Reciprocal or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or other Organizational Documents of the Reciprocal or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, having jurisdiction over the Reciprocal or its subsidiaries, as applicable, except, in the case of clauses (i) and (iii) above, for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Reciprocal Material Adverse Effect.
(g)No consent, filing, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental, regulatory authority or similar body (including any insurance regulatory authority) is required for the execution, delivery and performance by the Reciprocal of this Agreement, the sale of the Reciprocal Shares by the Reciprocal, compliance by the Reciprocal with the terms of this Agreement and the consummation of the transactions contemplated by this Agreement, except for those that have been made or obtained, except as may be required by and made in accordance with or obtained under state securities laws or regulations, and except for such filings of Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein as may be required by the Act or the Exchange Act from time to time, and except for such filings as the Exchange may require from time to time.
(h)Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Reciprocal or any of its subsidiaries is a party or to which any property of the Reciprocal or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Reciprocal or any of its subsidiaries, would reasonably be expected to have a Reciprocal Material Adverse Effect; to the knowledge of the Reciprocal, no such investigations, actions, suits or proceedings are threatened by any governmental or regulatory authority or by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act or the Exchange Act to be described in the Registration Statement or the Prospectus or any document incorporated by reference therein that are not so described as required and (ii) there are no statutes, regulations or contracts or other documents that are required under the Act or the Exchange Act to be filed as exhibits to the Registration Statement or any document incorporated by reference therein or described in the Registration Statement or the Prospectus or any document incorporated by reference therein that are not so filed as exhibits or so described as required.
(i)Except as otherwise set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Reciprocal and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Reciprocal and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Reciprocal and its subsidiaries and (ii) could not reasonably be expected, individually or in the aggregate, to have a Reciprocal Material Adverse Effect.
(j)No relationship, direct or indirect, exists between or among the Reciprocal or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Reciprocal or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in any Permitted Free Writing Prospectus.
(k)The Reciprocal and its subsidiaries have paid all federal, state, local and foreign taxes required to be paid and filed all tax returns required to be filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Reciprocal or any of its subsidiaries or any of their respective properties or assets, in each case, except as would not, individually or in the aggregate, have a Reciprocal Material Adverse Effect.
(l)The Reciprocal and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Reciprocal Material Adverse Effect; and except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, neither the Reciprocal nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. No insurance regulatory authority having jurisdiction over the Reciprocal or any Reciprocal Insurance Subsidiary (as defined below) has issued any order or decree impairing, restricting or prohibiting the continuation of the business of the Reciprocal or any Reciprocal Insurance Subsidiary in any material respect as presently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Reciprocal Material Adverse Effect.
(m)To the knowledge of the Reciprocal, neither the Reciprocal nor any subsidiary of the Reciprocal that is required to be organized and licensed as an insurance company (each, a “Reciprocal Insurance Subsidiary,” and collectively the “Reciprocal Insurance Subsidiaries”) has received any notice from any of the other parties to any material reinsurance treaties, contracts, agreements or arrangements to which the Reciprocal or any of the Reciprocal Insurance Subsidiaries is a party that such other party intends not to perform its obligations thereunder, except to the extent that such nonperformance would not reasonably be expected to have a Reciprocal Material Adverse Effect.
(n)Neither the Reciprocal nor any of its subsidiaries nor any director or officer thereof, nor, to the knowledge of the Reciprocal, any employee, agent, affiliate or other person while “associated with” (as that term is defined in the Bribery Act 2010 of the United Kingdom) or acting on behalf of the Reciprocal or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense or taken any act in furtherance thereof; (ii) made, offered, promised or authorized any direct or indirect unlawful payment or benefit to any foreign or domestic government official, employee or agent, including those acting on behalf of any government instrumentality such as government-owned or controlled entities, or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (iii) violated or is in violation of the Anti-Bribery and Anti-Corruption Laws. The Reciprocal, its subsidiaries and its controlled affiliates have conducted their businesses in compliance with, and have instituted and maintain, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with the Anti-Bribery and Anti-Corruption Laws and with the representations and warranties contained herein. Neither the Reciprocal nor its subsidiaries will use, directly or indirectly, the proceeds of the offering of the Reciprocal Shares hereunder in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the Anti-Bribery and Anti-Corruption Laws.
(o)The operations of the Reciprocal and its subsidiaries are, and have been, conducted at all times in material compliance with the requirements of the Anti-Money Laundering Laws (including applicable financial recordkeeping and reporting requirements) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Reciprocal or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Reciprocal, threatened.
(p)None of the Reciprocal, any of its subsidiaries or any director, officer or employee thereof nor, to the knowledge of the Reciprocal, agent or affiliate of the Reciprocal or any of its subsidiaries is, or is owned or controlled by one or more persons that are (A) currently the subject or the target of any Sanctions, or (B) located, organized or resident in the Sanctioned Jurisdictions, and the Reciprocal will not directly or indirectly use the proceeds of the offering of the Reciprocal Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (x) to fund or facilitate any activities of or business with any person or in any country or territory, that, at the time of such funding or facilitation, is the subject or the target of Sanctions or to fund or facilitate any activities of or business in any Sanctioned Jurisdiction, or (y) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Reciprocal and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not knowingly engage in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction.
(q)Except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, no subsidiary of the Reciprocal is currently prohibited, directly or indirectly, under any law, rule, regulation, agreement or other instrument to which it is a party or is subject, from paying any dividends to the Reciprocal, from making any other distribution on such subsidiary’s capital stock, from repaying to the Reciprocal any loans or advances to such subsidiary from the Reciprocal or from transferring any of such subsidiary’s properties or assets to the Reciprocal or any other subsidiary of the Reciprocal.
(r)Neither the Reciprocal nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Reciprocal or any of its subsidiaries or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Reciprocal Shares.
(s)No person has the right to require the Reciprocal or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the offering or sale of the Reciprocal Shares.

(t)Neither the Reciprocal nor any subsidiary or, to the knowledge of the Reciprocal, affiliate of the Reciprocal has taken nor will the Reciprocal or any subsidiary or affiliate of the Reciprocal take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Reciprocal Shares.
(u)The application of the proceeds received by the Reciprocal from the sale of the Reciprocal Shares as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(v)All of the Reciprocal Shares that have been or may be sold under this Agreement have been approved for listing, subject only to official notice of issuance, on the Exchange.
(w)Any certificate signed by any officer, general partner, managing member or other authorized representative of the Reciprocal or any subsidiary of the Reciprocal and delivered to the Agent or to counsel to the Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Reciprocal to the Agent as to the matters covered thereby.
(x)Upon (a) payment for the Reciprocal Shares to be sold by the Reciprocal to the Agent as provided herein, (b) the delivery of such Reciprocal Shares to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), (c) the registration of such Reciprocal Shares in the name of Cede or such other nominee and (d) the crediting of such Reciprocal Shares on the records of DTC to security accounts in the name of the Agent (assuming that neither DTC nor the Agent has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to such Reciprocal Shares or any security entitlement in respect thereof), (i) DTC shall be a “protected purchaser” of such Reciprocal Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Agent will acquire a security entitlement in respect of such Reciprocal Shares and (iii) to the extent governed by Article 8 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Reciprocal Shares may be asserted against the Agent; it being understood that for purposes of this representation, the Reciprocal may assume that when such payment, delivery and crediting occur, (x) such Reciprocal Shares will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of the Agent on the records of DTC will have been made pursuant to the UCC.
(y)Neither the Reciprocal nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Reciprocal nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a Covered Activity. Neither the Reciprocal nor any of its subsidiaries have any joint ventures that engage in or plan to engage in any Covered Activity. Neither the Reciprocal nor any of its subsidiaries, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.
(z)The Reciprocal and each Reciprocal Insurance Subsidiary that is subject to statutory surplus, risk-based capital or other regulatory capital requirements is in compliance in all material respects with all such applicable requirements, and neither the sale of the Reciprocal Shares by the Reciprocal pursuant to this Agreement nor the application of the proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, will cause the Reciprocal or any such Reciprocal Insurance Subsidiary to fail to comply in any material respect with such requirements. Except as described in the Registration Statement and the Prospectus, neither the Reciprocal nor any such Reciprocal Insurance Subsidiary has received written notice from any insurance regulatory authority asserting a material deficiency in its statutory surplus, risk-based capital or other regulatory capital.
(aa)The Reciprocal is not, and, immediately after giving effect to the offering and sale of the Reciprocal Shares by the Reciprocal and the application of the net proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act.
(bb)The definitive agreement relating to the Acquisition (as defined in Section 5(ddd)) to which the Reciprocal or any of its subsidiaries is a party, as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, have been duly authorized, executed and delivered by the Reciprocal and its subsidiaries party thereto, as applicable, and constitute valid and binding obligations of such parties, enforceable against them in accordance with their respective terms, subject to customary bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and general principles of equity. The Acquisition Agreement to which the Reciprocal or any of its subsidiaries is a party are in full force and effect and have not been terminated or materially amended, modified or waived, except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. Neither the Reciprocal nor any of its subsidiaries has received written notice of any material breach or default under the Acquisition Agreement to which it is a party or, to the knowledge of the Reciprocal, of any event or circumstance that would reasonably be expected to prevent or materially delay consummation of the Acquisition, except, in each case, as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. The descriptions of the Acquisition and the material terms of the Acquisition Agreement contained or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, insofar as they relate to the Reciprocal or its subsidiaries, are accurate in all material respects.
7.Certain Covenants of the Company. The Company hereby agrees with the Agent:
(a)For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the issuance, offering or sale of Shares, as applicable, before using or filing any Permitted Free

Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to the Agent a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which the Agent reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.
(b)To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agent via e-mail in “.pdf” format on such filing date to an e-mail account designated by the Agent and, at the Agent’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.
(c)To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agent in writing, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission relating to the Registration Statement, the Prospectus or any Incorporated Document, or any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto; and (viii) of the initiation or threatening of any proceedings to remove, suspend or terminate the listing of the Common Stock on the Exchange.
(d)In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.
(e)To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agent may reasonably designate and to use its reasonable best efforts to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.
(f)To make available to the Agent at its offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agent, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Agent may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); provided, however, that the Company shall have no obligation to provide the Agent with any document filed on EDGAR; and, for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.
(g)To furnish or make available to the Agent during the Term (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Agent from time to time during the Term such other information as the Agent may reasonably request regarding the Company or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Agent, as applicable; provided, however, that the Company shall have no obligation to provide the Agent with any document filed on EDGAR or included on the Company’s Internet website.
(h)If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agent or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agent to cease the solicitation of offers to purchase the Shares in the Agent’s capacity as agent, and, in either case, the Company will, subject to Section 7(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.
(i)To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares; provided, that the Company will be deemed to have made available such statement to its security holders to the extent it is filed on EDGAR.
(j)To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”
(k)Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.
(l)Except as otherwise agreed among the Company, the Reciprocal and the Agent, each of the Company and the Reciprocal agrees with each other and with the Agent, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any

amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agent and to dealers (including costs of mailing and shipment), (ii) the registration, issuance (with respect to the Company Shares), sale and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agent may reasonably designate as aforesaid (including filing fees and the reasonable and documented legal fees and disbursements of counsel to the Agent in connection therewith) and the printing and furnishing of copies of any blue sky surveys to the Agent, (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Shares by the Financial Industry Regulatory Authority (“FINRA”) (including filing fees and the reasonable and documented legal fees and disbursements of counsel to the Agent in connection therewith), (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, (vii) the performance of the Company’s and the Reciprocal’s other obligations hereunder and (viii) the documented out-of-pocket expenses of the Agent, including the reasonable and documented fees and disbursements of counsel to the Agent in connection with this Agreement and ongoing services in connection with the transactions contemplated hereunder; provided that, except as otherwise agreed with the Company, the Agent shall be responsible for any costs and expenses associated with the sale and marketing of the Shares, and legal costs of the Agent other than as specifically provided above and in the next two sentences. For the avoidance of doubt, the aggregate legal fees and disbursements of counsel to the Agent reimbursable by the Company and the Reciprocal under this Section 7(l), including all initial legal fees and disbursements in connection with entry into this Agreement, but not subsequent diligence and other customary activities associated with Bring-Down Delivery Dates occurring after the date hereof, shall not exceed $100,000 in the aggregate. With respect to each Bring-Down Delivery Date occurring after the date hereof, the reasonable and documented legal fees and disbursements of counsel to the Agent incurred in connection with customary due diligence and other related activities shall be borne by the Agent if any Shares were sold pursuant to this Agreement during the fiscal quarter of the Company immediately preceding the fiscal quarter in which such Bring-Down Delivery Date occurs (or, in the case of the first such Bring-Down Delivery Date, at any time after the date hereof and prior to such Bring-Down Delivery Date), and otherwise shall be reimbursed by the Company; provided that the aggregate amount reimbursable by the Company under this sentence shall not exceed $15,000 for all Bring-Down Delivery Dates occurring in any fiscal quarter of the Company.
(m)With respect to the offering(s) contemplated by this Agreement, the Company will not offer shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.
(n) Unless the Company and/or the Reciprocal has given written notice to the Agent that the Company and/or the Reciprocal has suspended activity under this Agreement and there are no pending Agency Transactions, the Company and the Reciprocal will not, without (A) giving the Agent at least three Exchange Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agent suspending activity under this program for such period of time as requested by the Company and/or the Reciprocal or deemed appropriate by the Agent in light of the proposed sale, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock or other equity securities of the Company, or submit to, or file with, the Commission any registration statement under the Act with respect to any of the foregoing (other than a registration statement on Form S-8 or post-effective amendment to the Registration Statement), or publicly announce the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or other equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement, (B) securities issued pursuant to any of the Company’s equity incentive plans described in the Registration Statement and the Prospectus or upon the exercise of options granted thereunder, (C) the issuance of shares of Common Stock upon the exercise or conversion of convertible securities of the Company outstanding on the date hereof, or (D) the commitment to issue, transfer or sell, the reserve for issuance, transfer or sale, or the issuance, transfer or sale of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued in connection with a strategic commercial transaction, including, but not limited to, any shares of Common Stock issued as consideration for mergers, acquisitions, other business combinations, joint ventures, strategic alliances and other business transactions occurring after the date of this Agreement, and not primarily intended to raise capital between the Company and an unaffiliated third party.
(o)The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.
(p)The Company will use commercially reasonable efforts to cause the Shares to be listed on the Exchange.
(q)Each of the Company and the Reciprocal consents to the Agent trading in the Common Stock for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.
(r)If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the Maximum Number of Shares has not been sold and this Agreement has not expired or otherwise been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agent.
(s)If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agent, and will use its commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable. If, at any time during the Term, (A) the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act, (B) the Company ceases to be a “well-known seasoned issuer” (as defined in Rule 405 under the Act), including as of the time the Company files an Annual Report on Form 10-K for purposes of Section 10(a)(3) of the Act, or (C) the Company otherwise ceases to be eligible to use an automatic shelf registration statement, the Company will (i) promptly notify the Agent in writing, (ii) promptly file a new shelf registration statement or post-effective amendment on the appropriate form relating to the Shares, in form and substance reasonably satisfactory to the Agent, and pay all required filing fees relating thereto in accordance with Rules 456 and 457 under the Act, (iii) use its commercially reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as promptly as practicable and (iv) promptly notify the Agent of such effectiveness. No sales of Shares shall be effected pursuant to this Agreement during any period in which the Registration Statement is not effective or otherwise available for the offering and sale of the Shares. References herein to the Registration Statement shall include any such new shelf registration statement or post-effective amendment, as the case may be.
(t)The Company shall promptly notify the Agent in writing of (i) any termination of, or material amendment, modification or waiver under, any Acquisition Agreement, (ii) any material development relating to the Acquisition that would require an amendment or supplement to the Registration Statement or the Prospectus or the filing of financial statements or other information under applicable securities laws and (iii) the consummation or abandonment of the Acquisition.
8.Execution of Agreement. The Agent’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:
(a)the Company shall have delivered to the Agent:
(i)an officers’ certificate signed by two officers of the Company (one of whom shall be the Chief Financial Officer or other senior financial officer) certifying as to the matters set forth in Exhibit A hereto;
(ii)an opinion and, if not covered in such opinion, a negative assurance letter of Ashurst Perkins Coie US LLP, counsel for the Company, addressed to the Agent and dated the date of this Agreement, in the form reasonably acceptable to the Agent;
(iii)a “comfort” letter from Grant Thornton LLP, addressed to the Agent and dated the date of this Agreement, addressing such matters as the Agent may reasonably request;
(iv)a Chief Financial Officer’s certificate, in the form reasonably acceptable to the Agent;

(v)evidence reasonably satisfactory to the Agent and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;
(vi)resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and
(vii)such other documents as the Agent shall reasonably request;
(b)the Reciprocal shall have delivered to the Agent:
(i)an officers’ certificate signed by two officers of the Reciprocal (one of whom shall be the Chief Financial Officer or other senior financial officer) certifying as to the matters set forth in Exhibit B hereto; and
(ii)resolutions duly adopted by the Reciprocal’s attorney-in-fact or other applicable governing body, and certified by an officer of the Reciprocal’s attorney-in-fact, authorizing the Reciprocal’s execution of this Agreement and the consummation by the Reciprocal of the transactions contemplated hereby, including the sale of the Reciprocal Shares by the Reciprocal;
(c)The Agent shall have received a letter or letters, which shall include negative assurance statements, of Katten Muchin Rosenman LLP, counsel to the Agent, addressed to the Agent and dated the date of this Agreement, addressing such matters as the Agent may reasonably request.
9.Additional Covenants of the Company and the Reciprocal. The Company and the Reciprocal further covenant and agree with the Agent as follows:
(a)Each Transaction Proposal made by the Company or the Reciprocal that is accepted by the Agent by means of a Transaction Acceptance shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company, and if relating to Reciprocal Shares, the Reciprocal, herein contained and contained in any certificate delivered to the Agent pursuant hereto are true and correct at such Time of Acceptance, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance).
(b)Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 9(b), by the filing of any Incorporated Document), (ii) either the Company or the Reciprocal delivers a Transaction Proposal following any period during which the requirement to deliver certificates under this Section 9(b) has been waived, or (iii) the Agent shall reasonably request (each date referred to in clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company and the Reciprocal shall, unless the Agent agrees otherwise, furnish or cause to be furnished to the Agent certificates, dated as of such Bring-Down Delivery Date and delivered within three Exchange Business Days after the applicable Bring-Down Delivery Date, of the same tenor as the certificates referred to in Sections 8(a)(i) and 8(b)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates, and if requested, a certificate signed by the Company’s Chief Financial Officer, in form and substance reasonably acceptable to the Agent, certifying as to certain financial, numerical and statistical data not covered by the “comfort” letter referred to in Section 8(a)(iii) hereof, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificates referred to in Sections 8(a)(i) and 8(b)(i) hereof and, if applicable, an updated certificate from the Chief Financial Officer, furnished to the Agent are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company or the Reciprocal has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) and (y) the Agent has reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date. The requirement to provide a certificate under this Section 9(b) shall be automatically waived for any Bring-Down Delivery Date occurring at a time at which no Agency Transactions are pending, which waiver shall continue until the earlier to occur of the date the Company or the Reciprocal delivers a Transaction Proposal hereunder (which shall be deemed a Bring-Down Delivery Date) and the next occurring Bring-Down Delivery Date. Notwithstanding the foregoing, if the Company or the Reciprocal subsequently decides to sell Shares following a Bring-Down Delivery Date when the Company or the Reciprocal relied on such waiver and did not provide the Agent with a certificate under this Section 9(b), then before the Company or the Reciprocal delivers the Transaction Proposal or the Agent sells any Shares, the Company, and if relating to Reciprocal Shares, the Reciprocal, shall deliver to the Agent such certificate, dated the date such Transaction Proposal is delivered. For the avoidance of doubt, the Company shall be required to deliver the officers’ certificate contemplated by Exhibit A in connection with any sale of Reciprocal Shares regardless of whether the Company is issuing or selling any Company Shares in connection therewith.
(c)Each Bring-Down Delivery Date with respect to which the Company and the Reciprocal are obligated to deliver a certificate pursuant to Section 9(b) for which no waiver is applicable, the Company and the Reciprocal shall, unless the Agent agrees otherwise, cause to be furnished to the Agent (A) the written opinion and, if not included in such opinion, negative assurance letter of Ashurst Perkins Coie US LLP, counsel to the Company and (B) the written negative assurance letter of Katten Muchin Rosenman LLP, counsel to the Agent, each dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days after the applicable Bring-Down Delivery Date, of the same tenor as the opinions and letters referred to in Section 8(a)(ii) or Section 8(c) hereof, as applicable, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, such counsel shall furnish the Agent with a letter substantially to the effect that the Agent may rely on the opinions and letters of such counsel referred to in Section 8(a)(ii) or Section 8(c), as applicable, furnished to the Agent, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinions and letters of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).
(d)Each Bring-Down Delivery Date with respect to which the Company and the Reciprocal are obligated to deliver a certificate pursuant to Section 9(b) for which no waiver is applicable, the Company and the Reciprocal shall, unless the Agent agrees otherwise, cause Grant Thornton LLP to furnish to the Agent a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days after the applicable Bring-Down Delivery Date, of the same tenor as the letter referred to in Section 8(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), the Company shall, if requested by the Agent, cause a firm of independent public accountants to furnish to the Agent a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days after the applicable Bring-Down Delivery Date, addressing such matters as the Agent may reasonably request. In addition, on each Bring-Down Delivery Date, if reasonably requested by the Agent, the Company shall furnish to the Agent a certificate of the Company’s Chief Financial Officer or other senior financial officer, dated as of such date and in form and substance reasonably satisfactory to the Agent, certifying as to financial, numerical and statistical information contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus that is not covered by the “comfort” letter referred to in Section 8(a)(iii) hereof.

(e)(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agent and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company and/or the Reciprocal delivers a Transaction Proposal to the Agent or the time the Agent delivers a Transaction Acceptance to the Company and/or the Reciprocal; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company and/or the Reciprocal delivers a Transaction Proposal to the Agent or the time the Agent delivers a Transaction Acceptance to the Company and/or the Reciprocal.
(f)The Company and the Reciprocal shall reasonably cooperate with any reasonable due diligence review requested by the Agent or its counsel from time to time in connection with the transactions contemplated hereby, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and the Reciprocal and, upon reasonable request, representatives of Grant Thornton LLP (and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agent and (ii) at each Bring-Down Delivery Date and otherwise as the Agent may reasonably request, providing information and making available documents and appropriate corporate officers of the Company, the Reciprocal and representatives of Grant Thornton LLP (and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agent and its counsel.
(g)The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K and, if requested by the Agent, in supplements to the Prospectus to be filed by the Company with the Commission from time to time, the number of the Shares sold through the Agent under this Agreement, and the gross and net proceeds to the Company and the Reciprocal, as applicable, from the sale of the Shares and the compensation paid by the Company and the Reciprocal, as applicable, with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agent may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.
All opinions, letters and other documents referred to in Sections 9(b) through (d) above shall be reasonably satisfactory in form and substance to the Agent. The Agent will provide the Company and the Reciprocal with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 9(b) through (d) above. For all purposes herein notices sent to the Company shall also constitute notice to the Reciprocal.
10.Conditions of the Agent’s Obligation. The Agent’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance shall be subject to the satisfaction of the following conditions:
(a)At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Settlement Date:
(i)The representations, warranties and agreements on the part of the Company and the Reciprocal herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Company and the Reciprocal or any subsidiary of the Company and the Reciprocal delivered pursuant to the provisions hereof shall be true and correct in all respects.
(ii)Each of the Company and the Reciprocal shall have performed and observed its respective covenants and other obligations hereunder in all material respects.
(iii)From the Time of Acceptance until the Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.
(iv)From the date of this Agreement, no event or condition of a type described in Section 5(e) (and only if relating to Reciprocal Shares, Section 6(a)) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Permitted Free Writing Prospectus and the Prospectus.
(v)Subsequent to the relevant Time of Acceptance, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.
(vi)The Shares to be issued and/or sold, as applicable, pursuant to the Transaction Acceptances, shall have been approved for listing on the Exchange, subject only to notice of issuance.
(vii)(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance and/or sale, as applicable, of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance and/or sale, as applicable, of the Shares.
(viii)(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agent; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Agent delivers a Transaction Acceptance to the Company or the Reciprocal, as applicable.

(ix)No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agent shall have reasonably objected in writing.
(b)Within three Exchange Business Days after the applicable Bring-Down Delivery Date, the Agent shall have received the officers’ certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 9(b) through (d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 10 or elsewhere in this Agreement, the parties hereto agree that the Agent’s obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agent, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agent shall have received the documents described in the preceding sentence.
11.Termination.

(a)
(i)Each of the Company and the Reciprocal may terminate this Agreement as to itself in its sole discretion at any time upon prior written notice to the Agent, except that termination by the Company shall also constitute termination by the Reciprocal. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company and the Reciprocal, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 7 (except that if no Shares have been previously sold hereunder, only Sections 7(l)), 12, 16, 17 and 19 of this Agreement shall remain in full force and effect notwithstanding such termination.
(ii)The termination of this Agreement by the Reciprocal shall not affect the rights and obligations or continued effectiveness of this Agreement with respect to the Company and the Agent.

(b)The Agent may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company and the Reciprocal. Any such termination shall be without liability of any party to any other party, except that the provisions of Section 7 (except that if no Shares have been previously sold hereunder, only Section 7(l)), 12, 16, 17, and 19 of this Agreement shall remain in full force and effect notwithstanding such termination.
(c)This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 11(a) or 11(b) above or otherwise by mutual written agreement of the parties and (B) such date that the Maximum Number of Shares has been sold in accordance with the terms of this Agreement, in each case except that the provisions of Section 7 (except that if no Shares have been previously sold hereunder, only

Section 7(l)), 12, 16, 17 and 19 of this Agreement shall remain in full force and effect notwithstanding such termination.
(d)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be, or such later date as may be required pursuant to Section 11(a) or (b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 3 hereof.
12.Indemnity and Contribution.
(a)The Company and the Reciprocal, severally and not jointly, agree to indemnify and hold harmless the Agent, its affiliates, directors and officers and each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show as defined in Rule 433(h) under the Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agent furnished to the Company (or the Reciprocal) in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent consists of the information described as such in subsection (b) below. Notwithstanding the foregoing, the Reciprocal’s obligation to indemnify and hold harmless the Agent pursuant to this Section 12(a) shall apply only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any breach by the Reciprocal of its representations or warranties under this Agreement concerning its due organization, authority, authorization, ownership of or title to the Reciprocal Shares, or its right and power to sell, transfer and deliver such Reciprocal Shares.
(b)The Agent agrees to indemnify and hold harmless the Company, the Reciprocal, the Company’s directors, the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company or the Reciprocal within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agent furnished to the Company and the Reciprocal in writing by the Agent expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any road show, it being understood and agreed upon that such information shall consist solely of the following: the information appearing in the 8th paragraph and the 9th paragraph under the caption “Plan of Distribution” in the Prospectus Supplement.
(c)If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 12(a) or 12(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 12 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 12. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 12 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agent and its affiliates, directors and officers and its control persons, if any, or (B) the Company, the Reciprocal, the Company’s directors, the Company’s officers who signed the Registration Statement and the Company or the Reciprocal’s control persons, if any, as the case may be, and that all such reasonable and documented fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agent and its affiliates, directors and officers and its control persons, if any, shall be designated in writing by the Agent, and any such separate firm for the Company, the Reciprocal, the Company’s directors, the Company’s officers who signed the Registration Statement and the Company or the Reciprocal’s control persons, if any, shall be designated in writing by the Company and the attorney-in-fact of the Reciprocal. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for the reasonable and documented fees and expenses of counsel as contemplated by this Section 12(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.
(d)If the indemnification provided for in Sections 12(a) and 12(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Reciprocal, on the one hand, and the Agent, on the other, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Reciprocal, on the one hand, and the Agent, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Reciprocal, on the one hand, and the Agent, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Reciprocal from the sale of the Shares pursuant to this Agreement and the total discounts and commissions received by the Agent in connection therewith bear to the aggregate Gross Sales Price of such Shares. The relative fault of the Company and the Reciprocal, on the one hand, and the Agent, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Reciprocal, on the one hand, or by the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)The Company, the Reciprocal and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 12(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 12, in no event shall the Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Agent with respect to the offering of the Shares pursuant to this Agreement exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding anything in this Section 12 to the contrary, the Reciprocal shall not be liable under the indemnity and contribution provisions of this Section 12 in excess of an amount equal to the aggregate net proceeds (after deducting the Agent’s commission, but before deducting expenses) received by the Reciprocal from the sale of Shares pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(f)The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
13.Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the Agent, shall be sufficient in all respects if delivered or sent to StoneX Financial Inc., 230 Park Ave, 10th Floor, New York, NY 10169, to the attention of Scott Satchwell (email: Scott.Satchwell@StoneX.com), and, if to the Company and/or the Reciprocal, shall be sufficient in all respects if delivered or sent to it at 411 1st Avenue S., Suite 501, Seattle, WA 98104, Attn: Shawn Tabak (email: shawntabak@porch.com), with a copy (which shall not constitute notice) to Meghan Silver (legal@porch.com) and Ashurst Perkins Coie US LLP, 1301 2nd Avenue, Suite 4200, Seattle, Washington 98001, Attn: Andrew Moore (email: andrew.moore@ashurstperkins.com) and Christopher Wassman (email: christopher.wassman@ashurstperkins.com). Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company and/or the Reciprocal to the Agent by telephone or email to Scott Satchwell (email: Scott.Satchwell@StoneX.com); and Transaction Acceptances shall be delivered by the Agent to the Company and/or the Reciprocal by email to Shawn Tabak (email: shawntabak@porch.com) and Meghan Silver (email: legal@porch.com).
14.No Fiduciary Relationship. Each of the Company and the Reciprocal acknowledges and agrees that the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Reciprocal, respectively, with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Reciprocal or any other person. Additionally, the Agent is not advising the Company, the Reciprocal or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Company and the Reciprocal shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agent shall have no responsibility or liability to the Company or the Reciprocal with respect thereto. Any review by the Agent of the Company, the Reciprocal, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agent and shall not be on behalf of the Company or the Reciprocal.
15.Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposals and any Transaction Acceptances shall be adjusted to take into account any stock split effected with respect to the Shares.
16.Miscellaneous.
(a)Governing Law. This Agreement and any claim, controversy or dispute arising under or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
(b)Submission to Jurisdiction. Each of the Company and the Reciprocal hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Reciprocal each waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company and the Reciprocal agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or the Reciprocal, as applicable, and may be enforced in any court to the jurisdiction of which the Company or the Reciprocal, as applicable, is subject by a suit upon such judgment.
(c)Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.
17.Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 12 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from or through the Agent shall be deemed to be a successor merely by reason of purchase.

18.Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
19.Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Reciprocal and the Agent contained in this Agreement or made by or on behalf of the Company, the Reciprocal or the Agent pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Reciprocal or the Agent.
20.Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.
21.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 21:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
22.Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agent is required to obtain, verify and record information that identifies its clients, including the Company and the Reciprocal, which information may include the name and address of its clients, as well as other information that will allow the Agent to properly identify its clients.
23.Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
24.Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
25.Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company or the Reciprocal and the Agent, or any of them, with respect to the subject matter hereof.
[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Reciprocal, the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Reciprocal, the Company and the Agent.

Very truly yours,

PORCH GROUP, INC.

By:	/s/ Shawn Tabak
Name: Shawn Tabak
Title: Chief Financial Officer

PORCH INSURANCE RECIPROCAL EXCHANGE

By: Porch Risk Management Services LLC, a Texas limited liability company, its Attorney-in-Fact

By:	/s/ Efram Ware
Name: Efram Ware
Title: President

Accepted and agreed to as of the date first above written:

STONEX FINANCIAL INC.

By:	/s/ John J. Borer III
Name: John J. Borer III
Title: Senior Managing Director, Head of Investment Banking

Schedule A
Authorized Company and Reciprocal Representatives
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Exhibit A
OFFICERS’ CERTIFICATE
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Exhibit B
OFFICERS’ CERTIFICATE
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